As filed with the Securities and Exchange Commission on April 30, 1999
                                                   Registration No.


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                           GALILEO INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                                36-4156005
(State or Other Jurisdiction of Incorporation)         (I.R.S. Employer
                                                       Identification No.)

                        9700 West Higgins Road, Suite 400
                            Rosemont, Illinois 60018
                    (Address of Principal Executive Offices)

                Galileo International, Inc. 1999 Equity and Performance
                                 Incentive Plan
                            (Full Title of the Plan)



                            Anthony C. Swanagan, Esq.
                              Vice President, Legal
                           Galileo International, Inc.
                        9700 West Higgins Road, Suite 400
                            Rosemont, Illinois 60018
                     (Name and Address of Agent For Service)

                                 (847) 518-4000
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With a copy to:
                              Elizabeth C. Kitslaar
                           Jones, Day, Reavis & Pogue
                                 77 West Wacker
                          Chicago, Illinois 60601-1692
                                 (312) 269-4114

                                           CALCULATION OF REGISTRATION FEE

----------------------------------------- ------------------ ---------------- ----------------- ------------------
                                                                 Proposed          Proposed
  Title Of Securities To Be Registered      Amount To Be         Maximum          Aggregate          Amount Of
                                            Registered       Offering Price       Offering       Registration Fee
                                                              Per Share(1)        Price(1)
----------------------------------------- ------------------ ---------------- ----------------- ===================
 Common Stock, par value $.01 per share       13,000,000         $49.588        $644,644,000       $190,169.98
----------------------------------------- ------------------ ---------------- ----------------- ===================


(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of high and low sale prices of the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), on the New York Stock Exchange, Inc. on April 29, 1999.


                                     PART I

              Information Required in the Section 10(a) Prospectus

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Galileo International, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission March 22, 1999;

                  (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-13153) on July 1, 1997.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination (1) by a majority vote of the disinterested directors (even if less than a quorum), (2) by a committee of such directors designated by majority vote of such directors (even if less than a quorum), (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders, that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         The Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Restated Certificate of Incorporation and Restated By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

         Section 9 of the Underwriting Agreement between the Company and the underwriters of the Company's initial public offering, filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 (File No. 333-27495) (the "Form S-1"), contains provisions for certain indemnification rights to the directors and officers of the Registrant.

         In  addition,   the  Company  maintains  liability  insurance  for  its
directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

Exhibit Number    Description

4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form S-1)

4.2 Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Form S-1)

4.3              Galileo International, Inc. 1999 Equity and Performance
                 Incentive Plan

4.4              Form of Non-Qualified Stock Option Agreement

5.1              Opinion of Anthony C. Swanagan

23.1             Consent of Anthony C. Swanagan (included in Exhibit 5.1)

23.2             Consent of KPMG LLP

24.1             Power of Attorney

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i)  To include any prospectus required by Section 10(a)
                  (3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount would not exceed that which is registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont, State of Illinois, on April 29, 1999.


                           GALILEO INTERNATIONAL, INC.


                                        By:   /s/   James E. Barlett
                                                    James E. Barlett
                                                    Chairman, President and
                                                    Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on the date indicated.

           Signature        Title                                  Date

/s/  James E. Barlett*   Chairman, President and Chief
     James E. Barlett    Executive Officer (principal          April 29, 1999
                         executive officer)

/s/  Paul H. Bristow*    Directors, Senior Vice President
     Paul H. Bristow     Chief Financial Officer and
                         Treasurer (principal financial and    April 29, 1999
                         accounting officer)

/s/  Babetta R. Gray*    Directors, Senior Vice President
     Babetta R. Gray     Customer Service Delivery, General
                         Counsel and Secretary                 April 29, 1999

/s/  Graham W. Atkinson*        Director                       April 29, 1999
     Graham W. Atkinson

/s/  Frederic F. Brace*         Director                       April 29, 1999
     Frederic F. Brace

/s/  David A. Coltman*          Director                       April 29, 1999
     David A. Coltman

/s/                             Director
      Wim Dik

/s/   Mina Gouran*              Director                       April 29, 1999
      Mina Gouran

/s/  Thomas A. Mutryn*          Director                       April 29, 1999
     Thomas A. Mutryn

/s/  Frank H. Rovekamp*         Director
     Frank H. Rovekamp                                         April 29, 1999

/s/  Georges P. Schorderet*     Director                       April 29, 1999
     Georges P. Schorderet

/s/  Derek M. Stevens*          Director                       April 29, 1999
     Derek M. Stevens

/s/  Kenneth Whipple*           Director                       April 29, 1999
     Kenneth Whipple



*James E. Barlett, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated Registrant and officers and directors thereof (constituting a majority of the directors) pursuant to a Power of Attorney filed with the Securities and Exchange Commission.

  April 29, 1999                           By:   /s/   James E. Barlett
                                                       James E. Barlett
                                                       Chairman, President and
                                                       Chief Executive Officer


                                  EXHIBIT INDEX

                                                              Sequentially
Exhibit      Description                                      Numbered Page
Number

4.1 Restated Certificate of Incorporation(incorporated by reference to Exhibit 3.1 to the Form S-1)

4.2       Restated By-Laws (incorporated by reference to Exhibit
          3.2 to the Form S-1)

4.3       Galileo International, Inc. 1999 Equity and Performance
          Incentive Plan

4.4       Form of Non-Qualified Stock Option Agreement

5.1       Opinion of Anthony C. Swanagan

23.1      Consent of Anthony C. Swanagan (included in Exhibit 5.1)

23.2      Consent of KPMG LLP

24.1      Power of Attorney